UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2013

Bio-Matrix Scientific Group, Inc.
(Exact Name of Company as Specified in Charter)

Delaware	0-32201	33-0824714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4700 Spring Street, Suite 304
La Mesa California, 91942
 (Address of Principal Executive Offices, Zip Code)

Company’s telephone number, including area code: (619) 702-1404

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                Other Events

On September 30, 2013 Regen BioPharma Inc., a Nevada corporation and a majority owned subsidiary of Bio-Matrix Scientific Group, Inc. issued 100,000 common shares (“Shares”) to ASC Recap, LLC for consideration of $100,000.

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended.

On October 1, 2013 the Board of Directors of Bio-Matrix Scientific Group, Inc. (the “Company”) authorized the distribution to the Company’s common and preferred shareholders of a total of 20,000,000 of the common shares of Regen BioPharma Inc., a Nevada corporation and a majority owned subsidiary of the Company (“Dividend Shares”).

Common and preferred shareholders of  the Company will receive  a proportionate allocation of the Dividend Shares in relation to the total number of common and or/preferred shares to which they are shareholders of record as of the record date. The record date is anticipated to be the date that a registration statement on Form S-1 registering the Dividend Shares under the Securities Act of 1933 is declared effective by the United States Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-MATRIX SCIENTIFIC GROUP, INC.

By: /s/ David Koos

David Koos

Chairman & Chief Executive Officer

Dated: October 9, 2013